Exhibit 10.5

Binding Agreement

THIS CONSULTING AGREEMENT (“Agreement”) is entered into by and between Sweet Success Enterprises Inc(“The Company”), and Jeremy Shockey (“Consultant”)

RECITALS

A.                                    Consultant, through the expenditure of time and effort, has created and developed, and is continuing to improve celebrity image for providing endorsement services (The “Services”) to private and public companies.

B.                                    The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

NOW, THEREFORE in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties. The Company and Consultant hereby agree as follows:

1.  Appointment as Consultant/Scope of Services: The Company hereby engages Consultant in connection with the Services. Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth to promote, market and endorse Sweet Success Complete Fuel.

2.  Term: This Agreement shall be for a period of one (1) year commencing as of the date of this agreement. Company agrees that any relationships introduced to the Company directly or indirectly through the efforts of the Consultant, shall not be contacted nor any business dealings be had without the Consultant being informed. These terms shall last for a period of one (1) year.

3.  Services of the Consultant: Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to It’s terms, consultant shall perform the Services agreed, including more specifically those services described below:

(a)Agree to use Jeremy Shockey image/likeness on product displays (b) give quotes and (c) use his best efforts to do personal appearances promoting the product.

4.  Compensation: As compensation for Consultant’s services as a consultant pursuant hereto, the Company agrees starting July 1, 2005 to (a) 500,000 shares of Sweet Success common stock and(b) ½ % royalty for a one (1) year period.

5,  Expenses: Consultant shall be responsible for any and all expenses incurred in connection with the performance of the services, unless Company approves specific expenses.

6.  Relationship of the Parties: Consultant under this agreement is and shall act as an independent contractor, and not an agent, servant or employee of the Company. Nothing in this agreement shall be construed to imply that the Consultant or its agents, servants or employees are officers or employees of the Company. Consultant shall assume full responsibility to and for all of its agents and employees under any federal, state, or local laws or regulations regarding employees liability, workers compensation, unemployment insurance, income tax withholding, and authorization for employment as well as any other acts, laws or regulations, of similar import. Consultant hereby acknowledges and agrees that it shall have no authority to enter into any contract or agreement or to bind the company except as specifically provided herein and that in connection with the performance with the services it shall have no authority to make any representations of any kind,

7, Non-Disclosure Covenants: (a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement or at any time thereafter communicate or disclose to any person, or use for its own account or for the account of any other person, without the prior written consent of The Company, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the term of this agreement. Consultant will not deliver, reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Consultant without duly authorized specific direction or consent of the Company. (b) Company covenants and agrees that it will not at any time during the term of the Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any of its affiliates acquired by the Company during the term of this agreement, including the names of the investors identified or introduced by Consultant.

8, Representations and Warrants of the Consultant:  Consultant hereby represents and warrants as of the date hereof each of the following: (a) Consultant has the power and authority to enter this agreement and to carry out its obligations hereunder. (b) The execution and delivery of this agreement by the Consultant and the consummation by the Company of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction. (c) The Consultant is not nor has he ever been a Licensed Broker, or Broker-Dealer,

9. Representations and warranties of the Company: Company hereby represents and warrants as of the date hereof each of the following: (a) The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder. (b) The execution and delivery of this agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company and necessary to authorize this agreement and such transactions. (C) The company agrees to indemnify and hold the consultant harmless to the full extent provided by Texas law for activities carried out under this agreement.

10. Notices: Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in parson or deposited certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:

THE AGENCY SPORTS MANAGEMENT

22 W. 21st Street, 8th Floor

New York, NY 10010

Attn: Jordan Bazant

If to the Company:

Sweet Success Enterprises Inc

1250 NE LOOP 410 STE 630

SAN ANTONIO TX 78209

11. Entire Agreement: This agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

12. Arbitration: The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York City, New York. Each party shall bear their own attorney’s fees and costs of such arbitration. Disputes under this agreement as well as the terms and conditions of the Agreement shall be governed in accordance with and by laws of Texas (without regard to its conflicts of law principles). The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney’s fees from the Arbitrators.

IN WITNESS WHEREOF, This Consultant Agreement has been executed as of the day and year first written below,

Company:

Sweet Success Enterprises Inc
Date:	May 2005

Consultant:

Jeremy Shockey
Date:	May 2005